Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-123033) on Form SB-2/A of Next, Inc. of our report dated February 24, 2006 relating to our audit of the consolidated financial statements for the year ended November 30, 2005.

/s/ Joseph Decosimo and Company, PLLC
Chattanooga, Tennessee April 28, 2006